Exhibit H

                           FORMATION CAPITAL, LLC


                                                               January 24, 2005

Appaloosa Management, L.P.,        Northbrook NBV, LLC, on  behalf of itself
on behalf of itself and each of    and each of Messrs. Hokin, Rubin and Hartman
the Appaloosa Filers,              500 Skokie Blvd, Suite 310
26 Main Street, First Floor        Northbrook, IL 60062
Chatham, NJ 07928

Franklin Mutual Advisers, LLC      David Reis, as trustee of each of the Reis Trusts,
51 John F. Kennedy Parkway         19 Hilltop Place
Short Hills, NJ 07078              Rye, NY 10580

Baylor Enterprises LLC             Arnold M. Whitman            David Reis, in his personal
c/o Formation Capital, LLC         c/o Formation Capital, LLC   capacity
1035 Powers Place                  1035 Powers Place            19 Post Road
Alpharetta, GA 30004               Alpharetta, GA 30004         East Westport, CT 06880
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Ladies and Gentlemen:

          Formation Capital, LLC ("Formation"), Appaloosa Management L.P.
("Appaloosa"), Appaloosa Investment Limited Partnership ("AILP"), Palomino
Fund Ltd. ("Palomino"), Appaloosa Partners Inc. ("API"), David A. Tepper
(Mr. Tepper, together with Appaloosa, AILP, Palomino, and API, the
"Appaloosa Filers"), Franklin Mutual Advisers, LLC ("Franklin"), Northbrook
NBV, LLC ("Northbrook"), David Hokin, Rob Rubin, Robert Hartman, David
Reis, in his personal capacity and in his capacity as trustee of each of the Reis Trusts, the 1995 David Reis Family Trust ("1995 DRF Trust"), the
1995 Donna Reis Family Trust ("Donna Trust"), the Aaron Reis Spray Trust
("Aaron Trust"), the Anna Reis Spray Trust ("Anna Trust"), the Alexander
Reis Spray Trust ("Alexander Trust") and the David Reis Family Trust ("DRF
Trust"), Baylor Enterprises LLC ("Baylor") and Arnold M. Whitman
(collectively, the "Filing Persons") are considering making a joint proposal to acquire, through an entity ("Newco") to be formed by Formation and/or its affiliates, all of the outstanding shares of capital stock of Beverly Enterprises, Inc. (the "Company"). In that connection, each Filing
Person acknowledges and agrees that it and its affiliates may be deemed to have formed a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) with the other Filing
Persons and their affiliates for the purpose of acquiring shares of common stock, par value $.10 per share, of the Company ("Company Common Stock").
In order to ensure that each of the Filing Persons and its affiliates have available to them on a timely basis all information required to be included in a Schedule 13D (including amendments thereto) required to be filed by such Filing Person and its affiliates, the Filing Persons hereby agree as follows:

          1. Each of the Filing Persons represents and warrants to each of the other Filing Persons that as of the date hereof it beneficially owns
(within the meaning of Section 13(d)(3) of the Exchange Act) the securities of the Company listed above its name on the signature page hereto.

          2. Each of the Filing Persons will timely provide to the other
Filing Persons all information with respect to such Filing Person and its affiliates (or, with respect to such Filing Person and its affiliates, any of the persons enumerated in Instruction C to Schedule 13D) required to be included by the other Filing Person in any Schedule 13D or amendment thereto required to be filed by them with respect to the Company Common
Stock. Without limiting the generality of the foregoing, if on any day, a Filing Person or any of its affiliates (or, with respect to such Filing
Person and its affiliates, any of the persons enumerated in Instruction C to Schedule 13D) effects any purchase or sale of shares of Company Common
Stock, such Filing Persons shall promptly (but in any event within one business day) notify the other Filing Persons of (i) the identity of the entity that effected the transaction and the identity of such entities that have sole or shared power to vote and/or dispose of such shares and/or any entities entitled to or having the power to receive the proceeds from the sale of such shares, (ii) the date of the transaction, (iii) the number of shares purchased and/or sold, (iv) the price paid or received per share purchased or sold and (v) where and how the transaction was effected.

          3. Each of the Filing Persons shall promptly (but in any event within one business day) provide to the other Filing Persons a copy of any written agreement, contract, arrangement, understanding, plan or proposal, entered into by it or any of its affiliates (or, with respect to such Filing Person and its affiliates, any of the persons enumerated in Instruction C to Schedule 13D) that is required to be disclosed under Item
7 of Schedule 13D.

          4. The terms of this letter agreement shall be binding upon each of the Filing Persons; provided that any Filing Person may withdraw as a party to this letter agreement (and shall thereafter not be required to comply with the terms hereof) by delivering to the other Filing Persons a written statement certifying that such Filing Person and its affiliates have no further agreement, arrangement or understanding with the other
Filing Persons and their respective affiliates with respect to the acquiring, holding, voting or disposing of shares of Company Common Stock.
No such withdrawal by a Filing Person shall relieve it from liability for any breach by such Filing Person of this letter agreement occurring prior to such withdrawal.

          5. Each Filing Person (the "Indemnifying Party") hereby agrees to indemnify, defend and hold harmless each of the other Filing Persons and their respective directors, officers, employees, agents, advisors, consultants, representatives, affiliates, successors and assigns (each an "Indemnified Party") from and against any and all losses, liabilities, obligations, payments, claims, damages, charges, taxes, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including interest which may be imposed in connection therewith, costs and expenses of investigation and fees, expenses and disbursements of counsel, consultants and other experts) sustained, incurred or suffered by or asserted against any Indemnified Party in respect of (i) any breach of the Indemnifying Party's representations and warranties contained in this letter agreement, (ii) the Indemnifying Party's failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder or (iii) any breach of the Indemnifying Party's certifications, representations or warranties contained in any written statement delivered by such Indemnifying Party pursuant to this Letter
Agreement. Notwithstanding any other provision of this letter agreement, the terms of this Section 5 shall survive and be binding upon each Filing
Person until the fifth anniversary of the date such Filing Person withdraws as a party to this letter agreement by complying with the provisions of
Section 4 hereof.

          6. This letter agreement shall be governed by the laws of the State of New York, without regard for the conflicts of law principles thereof.

                          [signature page follows]


          Please confirm your agreement with the foregoing by executing and returning a copy of this letter to us.

Dated: January 24, 2005

                                           FORMATION CAPITAL, LLC

                                           By: /s/ Arnold M. Whitman
                                           ------------------------------------
                                               Name: Arnold M. Whitman
                                               Title: Chief Executive Officer


ACCEPTED AND AGREED:

Holder of 1,873,122 shares of Company Common Stock:


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I

By:      APPALOOSA MANAGEMENT L.P.,
         Its General Partner
         By:      APPALOOSA PARTNERS INC.,
                  Its General Partner

         By:      /s/ David A. Tepper
                  -----------------------------------
         Name:    David A. Tepper
         Title:   President


Holder of 1,641,178 shares of Company Common Stock:

PALOMINO FUND LTD.

By:      APPALOOSA MANAGEMENT L.P.,
         Its Investment Adviser
         By:      APPALOOSA PARTNERS INC.,
                  Its General Partner

         By:      /s/ David A. Tepper
                  -----------------------------------
         Name:    David A. Tepper
         Title:   President


Holder of 3,514,300 shares of Company Common Stock:

APPALOOSA MANAGEMENT L.P.

         By:      APPALOOSA PARTNERS INC.,
                  Its General Partner

         By:      /s/ David A. Tepper
                  ---------------------------
         Name:    David A. Tepper
         Title:   President

Holder of 3,514,300 shares of Company Common Stock:

APPALOOSA PARTNERS INC.

By:    /s/ David A. Tepper
       ------------------------
Name:  David A. Tepper
Title: President

Holder of 3,514,300 shares of Company Common Stock:


/s/ David A. Tepper
-------------------------------
DAVID A. TEPPER

Holder of 3,508,900 shares of Company Common Stock:

FRANKLIN MUTUAL ADVISERS, LLC

By:   /s/ David J. Winters
     ---------------------------
     Name: David J. Winters
     Title: President, Chief Executive Officer and Chief Investment Officer


Holder of 1,487,200 shares of Company Common Stock:

NORTHBROOK NBV, LLC


By:   /s/ Rob Rubin
     --------------------------
     Name: Rob Rubin
     Title: Manager

Holder of 1,487,200 shares of Company Common Stock:

/s/ David Hokin
-------------------------------
DAVID HOKIN

Holder of 1,487,200 shares of Company Common Stock:

/s/ Rob Rubin
-------------------------------
ROB RUBIN

Holder of 1,487,200 shares of Company Common Stock:

/s/ Robert Hartman
-------------------------------
ROBERT HARTMAN

Holder of 10,000 shares of Company Common Stock:

1995 DAVID REIS FAMILY TRUST

By:  /s/ David Reis
     --------------------------
     Name:  David Reis
     Title: Trustee

Holder of 25,000 shares of Company Common Stock:

1995 DONNA REIS FAMILY TRUST

By:  /s/ David Reis
     --------------------------
     Name:  David Reis
     Title: Trustee


Holder of 20,000 shares of Company Common Stock:

AARON REIS SPRAY TRUST

By:  /s/ David Reis
     --------------------------
     Name: David Reis
     Title:   Trustee

Holder of 22,500 shares of Company Common Stock:

ANNA REIS SPRAY TRUST

By:  /s/ David Reis
     --------------------------
     Name: David Reis
     Title:   Trustee

Holder of 22,500 shares of Company Common Stock:

ALEXANDER REIS SPRAY TRUST

By:  /s/ David Reis
     --------------------------
     Name:  David Reis
     Title: Trustee

Holder of 25,000 shares of Company Common Stock:

DAVID REIS FAMILY TRUST

By:  /s/ David Reis
     --------------------------
     Name:  David Reis
     Title: Trustee

Holder of 220,000 shares of Company Common Stock:

/s/ David Reis
--------------------------------
DAVID REIS

Holder of 22,000 shares of Company Common Stock:

BAYLOR ENTERPRISES LLC

By:  /s/ Arnold M. Whitman
     --------------------------
     Name:  Arnold M. Whitman
     Title: Managing Member

Holder of 26,500 shares of Company Common Stock:

/s/ Arnold M. Whitman
-------------------------
ARNOLD M. WHITMAN